UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2022

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UFP Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-12648	04-2314970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts - USA 01950-3504

(Address of Principal Executive Offices) (Zip Code)

(978) 352-2200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to the terms of a Stock Purchase Agreement, made as of March 16, 2022 (the “Effective Date”), by and among UFP Technologies, Inc., a Delaware corporation (“Buyer”), Advant Medical Ltd. (Ireland Reg: 207297), of Parkmore Business Park, Galway, Ireland (“Advant Ireland”), Advant Medical Costa Rica, Limitada (Costa Rican identification number: 3-102-657982), of Global Park, 1103 Parkway, Heredia, Costa Rica (“Advant Costa Rica”), Advant Medical Inc., a Delaware corporation, of 56 Exchange Terrace, 5th Floor, Providence, RI 02903 (“Advant US”), (Advant Ireland, Advant Costa Rica, Advant US, collectively the “Companies” and each a “Company”), Robert A. DiPetrillo (“DiPetrillo”), the DiPetrillo Family 2018 Irrevocable Trust u/t/d 9/21/2018 (the “DiPetrillo Trust”), the Joan F. DiPetrillo Revocable lntervivos Trust u/t/d March 15, 1999 (the “Joan DiPetrillo Trust”) (each of DiPetrillo, the DiPetrillo Trust, the Joan DiPetrillo Trust, a “Seller” and together the “Sellers”), and Robert A. DiPetrillo, solely in his capacity as agent for Sellers (the “Sellers’ Representative” and, together with Buyer, the Companies, and Sellers, the “Parties”), UFP completed its acquisition of all of the issued and outstanding shares of the Companies. Founded in 1993 and headquartered in Galway, Ireland, with operations in Costa Rica and partner manufacturing in Mexico, Advant Medical is a developer and manufacturer of Class I, II, and III medical devices and packaging with annual sales of approximately €18.0 million.

The shares of the Companies were acquired for an aggregate purchase price of €19.0 million in cash to be adjusted for the amount by which closing working capital differs from an agreed-upon target. The aggregate estimated maximum purchase price is approximately 8.8 times the Companies’ 2021 estimated net income before interest, taxes, depreciation and amortization (adjusted EBITDA). When subtracting the value of real estate included in the acquisition, the net purchase price is approximately 8 times 2021 adjusted EBITDA.  The Company defines the Companies’ adjusted EBITDA, which is a non-GAAP financial measure, as adjusted net income plus net interest expense, income taxes, and depreciation and amortization expense. A portion of the purchase price is being held in escrow to indemnify the Company against certain claims, losses and liabilities.

The Purchase Agreement contains customary representations, warranties and covenants customary for transactions of this type.

On March 17, 2022 UFP issued a press release relating to the completion of the Company’s acquisition of Advant. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

By filing the information in this Item 8.01 of this Current Report on Form 8-K, UFP makes no admission as to the materiality of the acquisition of Contech or any information in this report. UFP undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Limitation on Incorporation by Reference. The information furnished in this Item 8.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 17, 2022 of UFP Technologies, Inc. announcing the completion of its acquisition of Advant Medical Ltd.,
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFP Technologies, Inc.

Date: March 17, 2022	By:	/s/ Ronald J. Lataille
Ronald J. Lataille
Chief Financial Officer and Senior Vice President